UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2020

NEPHROS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	001-32288 (Commission File Number)	13-3971809 (IRS Employer Identification No.)

380 Lackawanna Place, South Orange, New Jersey 07079
(Address of principal executive offices, including ZIP code)

(201) 343-5202
(Registrant’s telephone number, including area code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	NEPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K/A (the “Amendment”) amends and supplements the Current Report on Form 8-K filed by Nephros, Inc. (the “Company”) with the Securities and Exchange Commission on May 22, 2020. The sole purpose of the Amendment is to disclose the decision by the Company’s Board of Directors regarding how frequently the Company will conduct future advisory (non-binding) stockholder votes on the compensation of the Company’s named executive officers.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously reported, on May 21, 2020, the Company held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). In its Current Report on Form 8-K filed on May 22, 2020, the Company reported the results of voting at the Annual Meeting, including the recommendation by its stockholders, on an advisory (non-binding) basis, of a one-year frequency for advisory (non-binding) votes on the compensation of the Company’s named executive officers.

In light of these results and in accordance with its previous recommendation in the proxy statement for the Annual Meeting, the Company’s Board of Directors has determined that the Company will hold future advisory (non-binding) stockholder votes on the compensation of the Company’s named executive officers every year until its next vote on the frequency of such stockholder advisory votes. The next advisory vote regarding the frequency of such stockholder advisory votes is required to occur no later than the Company’s 2026 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nephros, Inc.

Dated: August 5, 2020	By:	/s/ Andrew Astor
Andrew Astor
Chief Financial Officer